

                                                                                                          EXHIBIT 12.5
                                                                                                                Page 1



                                                     PENNSYLVANIA POWER COMPANY

                                                 RATIO OF EARNINGS TO FIXED CHARGES


                                                                            Year Ended December 31,
                                                          --------------------------------------------------------------
                                                          1997          1998          1999          2000          2001
                                                          ----          ----          ----          ----          ----
                                                                            (Dollars in Thousands)


EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.................... $31,472     $39,748       $12,648       $22,847       $ 41,041
   Interest before reduction for amounts capitalized....  22,438      21,073        21,317        20,437         18,172
   Provision for income taxes...........................  26,658      32,504        18,834        26,121         39,921
   Interest element of rentals charged to income (a)....   1,750       1,920         1,887         2,791          1,316
                                                         -------     -------       -------       -------       --------
     Earnings as defined................................ $82,318     $95,245       $54,686       $72,196       $100,450
                                                         =======     =======       =======       =======       ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest on long-term debt........................... $20,458     $19,255       $19,268       $18,651       $ 16,971
   Interest on nuclear fuel obligations.................     276          28            90           364            141
   Other interest expense...............................   1,704       1,789         1,959         1,422          1,060
   Interest element of rentals charged to income (a)....   1,750       1,920         1,887         2,791          1,316
                                                         -------     -------       -------       -------       --------
     Fixed charges as defined........................... $24,188     $22,992       $23,204       $23,228       $ 19,488
                                                         =======     =======       =======       =======       ========

RATIO OF EARNINGS TO FIXED CHARGES (b)..................    3.40        4.14          2.36          3.11           5.15
                                                            ====        ====          ====          ====           ====



-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating
     $483,000 and $273,000 for each of the two years ended December 31, 1998, respectively. The guarantee and related coal supply contract debt expired December 31, 1999.



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


                                                                                                          EXHIBIT 12.5
                                                                                                                Page 2



                                                     PENNSYLVANIA POWER COMPANY

                                          RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                                         STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)


                                                                                      Year Ended December 31,
                                                                ----------------------------------------------------------------
                                                                  1997         1998           1999          2000         2001
                                                                  ----         ----           ----          ----         ----
                                                                                     (Dollars   in Thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items...........................  $31,472      $39,748        $12,648       $22,847     $ 41,041
   Interest before reduction for amounts capitalized...........   22,438       21,073         21,317        20,437       18,172
   Provision for income taxes..................................   26,658       32,504         18,834        26,121       39,921
   Interest element of rentals charged to income (a)...........    1,750        1,920          1,887         2,791        1,316
                                                                 -------      -------        -------       -------     --------
     Earnings as defined.......................................  $82,318      $95,245        $54,686       $72,196     $100,450
                                                                 =======      =======        =======       =======     ========

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
   PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS):
   Interest on long-term debt..................................  $20,458      $19,255        $19,268       $18,651     $ 16,971
   Interest on nuclear fuel obligations........................      276           28             90           364          141
   Other interest expense......................................    1,704        1,789          1,959         1,422        1,060
   Preferred stock dividend requirements.......................    4,626        4,626          4,370         3,704        3,703
   Adjustment to preferred stock dividends to state
    on a pre-income tax basis                                      3,859        3,726          6,403         4,018        3,534
   Interest element of rentals charged to income (a)...........    1,750        1,920          1,887         2,791        1,316
                                                                 -------      -------        -------       -------     --------
     Fixed charges as defined plus preferred stock
       dividend requirements (pre-income tax basis)............  $32,673      $31,344        $33,977       $30,950     $ 26,725
                                                                 =======      =======        =======       =======     ========

RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
   STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS) (b)......     2.52         3.04           1.61          2.33         3.76
                                                                    ====         ====           ====          ====         ====


-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating
    $483,000 and $273,000 for each of the two years ended December 31, 1998, respectively. The guarantee and related coal supply contract debt expired December 31, 1999.
